BDO
BDO International
Certified Public Accountants

29th Floor Wing On Centre
111 Connaught Road Central
Hong Kong
Telephone: (852) 2541 5041
Fax:       (852) 2815 0002


Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration State-ment on Form S-8 of our report dated May 8, 2000 relating tothe financial statements of Bluepoint Linux Software Corp. (formerly known as MAS Acquisition XI Corp.) appearing in the Company's Annual Report on Form 1--KSb for the period ended March 31, 2000.


/s/: BDO International

Hong Kong
12 December 2000